Exhibit 99.5

ENTROPIC COMMUNICATIONS COMPLETES ACQUISITION OF TRIDENT

MICROSYSTEMS’ SET-TOP BOX SYSTEM-ON-A-CHIP BUSINESS UNIT

Complementary Acquisition Significantly Expands and Diversifies Revenue and Product

Mix, Accelerates Penetration in the Global Connected Home Entertainment Market

SAN DIEGO, Calif., April 12, 2012 —Entropic Communications, Inc. (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today announced it has completed the acquisition of Trident Microsystems’ set-top box (STB) system-on-a-chip (SoC) business.

With the completion of this acquisition, Entropic gains greater scale, an expanded product line, deeper technical expertise, and a broader global customer base. The acquired assets include Trident’s complete STB product portfolio, comprised of a comprehensive suite of digital STB components and system solutions for the worldwide satellite, terrestrial, cable and IPTV markets. The STB offering includes STB SoCs, DOCSIS modems, interface devices and media processors. In addition, these products feature a range of ARM application processor-based SoCs that have been optimized for leading Web technologies, in addition to traditional Standard-Definition STBs and advanced High-Definition STBs.

“This transaction is a watershed event for Entropic and will have a major impact on the scope and scale of our business going forward,” said Patrick Henry, president and CEO of Entropic. “The acquisition expands our presence in the connected home entertainment market by providing us with complementary assets, intellectual property, patents, core competencies and products that address a much larger available market, while expanding our international presence and diversifying our revenue base. Our best-in-class MoCA solutions, including MoCA2, combined with Trident’s STB system-on-a-chip business creates the only pure-play company focused on connected home solutions for the world’s premier cable, telco and satellite service providers.”

Mark Samuel, former senior vice president and general manager of the Set-Top Box Business Unit of Trident Microsystems, joins Entropic as senior vice president, Set-Top Box Business Unit, reporting to Patrick Henry. Approximately 365 global employees will immediately become part of Entropic.

The transaction, originally announced on January 4, 2012, closed effective as of April 12, 2012. As a result of the acquisition, Entropic’s results for its second quarter of fiscal year 2012, which will end on June 30, 2012, will include approximately eleven weeks of Trident STB business activity. Entropic management will provide more detailed information about the combined company’s outlook during its next regularly scheduled earnings announcement scheduled for April 24, 2012. At that time, the Company will review its quarterly results and provide financial guidance for the second quarter of 2012, including the impact of the Trident STB SoC acquisition.

About Entropic Communications

Entropic Communications, Inc. (NASDAQ:ENTR) is a leading global provider of silicon and software solutions to enable connected home entertainment. The Company transforms how traditional HDTV broadcast and streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation home connectivity and set-top-box system-on-a-chip (SoC) solutions enable Pay-TV service providers to offer consumers a more captivating whole-home entertainment experience by delivering new, high-performing ways to connect, engage, and enjoy multimedia content. For more information, visit Entropic at: www.entropic.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the anticipated benefits of the proposed acquisition. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risk that the acquisition will require Entropic to invest substantially more in the acquired business, or in integrating the acquired business with Entropic’s existing operations, than presently anticipated; risks associated with integrating a newly acquired business which is larger, more geographically dispersed and substantially more complex than Entropic’s existing business; Entropic’s reliance on key employees of the acquired business and the risk that Entropic will not be able to retain such employees; risks that Entropic’s systems, infrastructure and personnel may not be adequate to effect a rapid and orderly integration of the acquired business; risk that anticipated benefits of the acquisition will not be realized; risks associated with the dependence of the acquired business on a limited number of suppliers and customers; risks associated with entering into a new business segment; risks associated with international operations; technology risks; competition; the risk that the market for HD video and multimedia content delivery solutions may not develop as Entropic anticipates; and other factors discussed in the “Risk Factors” section of Entropic’s Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Investor Contact:

Debra Hart

Director, Investor Relations

+1 858.768.3852

debra.hart@entropic.com

Media Contact:

Robbin Lynn

Marketing Communications Manager

+1 760.579.2261

robbin.lynn@entropic.com

Media/Industry Analyst Contact:

Chris Fallon

Finn Partners for Entropic Communications

+1 917.974.1667

chris@finnpartners.com

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